As filed with the Securities and Exchange      Registration No. 333-
                Commission on September 19, 2002
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------
                               BIOPURE CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                    04-2836871
(State or other jurisdiction of             (IRS Employer Identification No.)
 incorporation or organization)
                                                       Jane Kober
                                                   Biopure Corporation
       11 Hurley Street                             11 Hurley Street
     Cambridge, MA 02141                           Cambridge, MA 02141
        (617) 234-6500                                (617) 234-6500
(Address, including zip code, and          (Name, address, including zip code,
 telephone number, including area code,     and telephone number, including area
 of registrant's principal executive        code, of agent for service)
 offices)


                            ------------------------
                                   Copies to:
                             Matthew Ricciardi, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                               New York, NY 10019
                            ------------------------

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-84090

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
================================================================================
 Title of Securities         Proposed Maximum Offering           Amount of
To Be Registered (1)                   Price                  Registration Fee
--------------------------------------------------------------------------------
    Common Stock                    $815,002.50                    $75.00
================================================================================
(1)  Including the associated preferred stock purchase rights.

          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

================================================================================

                                Explanatory Note

          This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933. The contents of the Registration Statement on Form S-3 (Registration No. 333-84090) filed by Biopure Corporation with the Securities and Exchange Commission on March 11, 2002, which was declared effective on March 15, 2002, including the exhibits thereto, are incorporated herein by reference.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Cambridge, Massachusetts, on the 19th day of September 2002.



                               BIOPURE CORPORATION

                                         By: /s/ Francis H. Murphy
                                             ---------------------------------
                                         Francis H. Murphy
                                         CHIEF FINANCIAL OFFICER
                                         (Principal financial and accounting
                                          officer)





                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints FRANCIS H. MURPHY and JANE KOBER, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.


       SIGNATURES                         TITLE                       DATE

/s/ Charles A. Sanders, M.D.     Director and Chairman of     September 19, 2002
----------------------------            the Board
Charles A. Sanders, M.D.

/s/ Thomas A. Moore              Director, President and      September 19, 2002
----------------------------     Chief Executive Officer
Thomas A. Moore               (Principal executive officer)

/s/ Francis H. Murphy            Chief Financial Officer      September 19, 2002
----------------------------    (Principal financial and
Francis H. Murphy                  accounting officer)



/s/ Carl W. Rausch              Director, Vice Chairman of    September 19, 2002
----------------------------       the Board and Chief
Carl W. Rausch                     Technology Officer


/s/ David N. Judelson           Director and Vice Chairman    September 19, 2002
----------------------------          of the Board
David N. Judelson

                                         Director             September 19, 2002
----------------------------
J. Richard Crout, M.D.

/s/ Daniel P. Harrington                 Director             September 19, 2002
----------------------------
Daniel P. Harrington

/s/ C. Everett Koop, M.D.                Director             September 19, 2002
----------------------------
C. Everett Koop, M.D.

                              EXHIBIT INDEX

                       Description
                       -----------
            5.1        Opinion of Jane Kober.
            15.1       Letter re Unaudited Interim Financial Information.
            23.1       Consent of Ernst & Young LLP, Independent Auditors.
            23.2       Consent of Jane Kober (included in Exhibit 5.1).
            24.1       Powers of Attorney (included in the signature pages).

                                                                    EXHIBIT 5.1

September 19, 2002

Biopure Corporation
11 Hurley Street
Cambridge, MA  02141

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          In connection with the registration by Biopure Corporation, a Delaware corporation (the "Registrant"), of an offering of up to $815,002.50 aggregate dollar value of shares of common stock of the Registrant (the "Shares") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), on that certain registration statement on Form S-3 filed with the Securities and Exchange Commission on September 19, 2002 (the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

          In my capacity as General Counsel to the Registrant, I am familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

          In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

          I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

          Subject to the foregoing, it is my opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          I consent to your filing this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Jane Kober

                                                                    EXHIBIT 15.1


                      Acknowledgement of Ernst & Young LLP



September 16, 2002

Board of Directors
Biopure Corporation


We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 333-xxxxx) of Biopure Corporation for the registration of shares of its common stock of our reports dated March 13, 2002, June 10, 2002 and September 10, 2002 relating to the unaudited condensed consolidated interim financial statements of Biopure Corporation that are included in its Forms 10-Q for the quarters ended January 31, 2002, April 30, 2002 and July 31, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                              /s/ Ernst & Young LLP

                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Biopure Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated December 10, 2001 (except for Note 14, as to which the date is January 22, 2002), with respect to the consolidated financial statements of Biopure Corporation included in its Annual Report (Form 10-K) for the fiscal year ended October 31, 2001, filed with the Securities and Exchange Commission.

                                                    /s/  Ernst & Young LLP

Boston, Massachusetts
September 16, 2002